Exhibit 10.1

Dated 30 June 2020 ROGUE BARON LTD - and - Ryan Dolder SERVICE AGREEMENT

SERVICE AGREEMENT dated: PARTIES: 2020 A. ROGUE BARON LTD incorporated and registered in the United Kingdom with Company Number 11726624 whose registered office is at 78 Pall Mall, St James's, London, SW 1 Y SES (the "Company") ; and B. Ryan Dolder of 6920 Clivdon Mews, New Albany OH 43054, with an office at 1351 - B U St. NW, Washington DC, 20009 (the "Consultant'). AGREED TERMS 1 Definitions and Interpretations 1.1 In this Agreement the following definitions and interpretations have the following meanings: "Board" "Commencement Date" "Confidential Information" the Board of Directors of the Company and includes any committee of the Board duly appointed by it; the date of this Agreement; "Copies" "Duties" "Group Company/Companies" information of the Company whether written, oral or graphic, regarding the current or future business interests, methodology or affairs of the Company, including but not limited to financial plans and records, information of a technical nature, trade secrets, engineering data, marketing plans, business strategies and relationships with customers, client lists, present and proposed products, computer software programs and descriptions of functions and features of software, source codes, computer hardware designs, information regarding customers and suppliers, founders, consultants and affiliates and other information regarding the Company's operations or the operations of companies associated with the Company or companies that are customers of the Company and any such other information which may be notified by the Company to the Consultant during his engagement by the Company ; copies or records of any Confidential Information in whatever form (including, without limitation, in written, oral, visual or electronic form or on any magnetic or optical disk or memory and wherever located) including, without limitation, extracts, analysis, studies, plans, compilations or any other way of representing or recording and recalling information which contains, reflects or is derived or generated from Confidential Information ; the duties of the Consultant as set out under Clause 3; any company which for the time being is a company having an ordinary share capital (as defined in s 832 of the UK Income and Corporation Taxes Act 1988 ) of which not less than 25 per cent . is owned directly or indirectly by the Company or its holding company applying the provisions of s 838 of the UK Income and Corporation

Taxes Act 1988 in the determination of ownership; 2. The headings of this Agreement are for convenience only and shall not effect its construction . 3. Any reference in this Agreement to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or reMenactment and includes any subordinate legislation for the time being in force made under it . 4. Unless the context otherwise requires, words in the singular include the plural and in the plural include the singular . 2 Appointment and duration 1. The Company appoints the Consultant as advisor and the Consultant agrees to serve as advisor to the Company or such capacity as may be agreed between the Consultant and the Company from time to time . 2. The Employment shall commence on the Commencement Date and, subject to the provisions of this Agreement, shall continue indefinitely unless and until terminated by either party giving to the other not less than 6 months' written notice . 3. The Consultant represents and warrants to the Company that he is not bound by or subject to any court order, contract, agreement, trust, undertaking or other legal obligation which in any way restricts or prohibits him from entering into this Agreement or from performing his duties under it . 3 Duties of the Consultant 1. The Consultant shall at all times during the period of this Agreement: 1. report directly to the Board; 2. devote such time, attention and ability as is required to enable him to carry out his duties ; 3. faithfully and diligently perform those duties and exercise such powers consistent with them which are from time to time assigned to or vested in him ; 4. obey all lawful and reasonable directions of the Board; 5. use all reasonable endeavours to promote, maintain and protect the interests of the Company and its Group Companies ; 6. keep the Board promptly and fully informed (in wriling if so requested) of his conduct of the business o affairs of the Company and its Group Companies and provide such explanations as the Board may require ; 7. not at any time make any untrue or misleading statement relating to the Company or any Group Company ; 8. do such things as are reasonable and necessary to ensure compliance by himself and any relevant Group Company with the Companies Act 2006 (as amended from time to time) ; 9. comply with the Company's anti - corruption and bribery policy and related procedures; 10. at all times promptly disclose to the Board any information which comes into his possession which adversely affects or may adversely affect the Company or the business of the Company ; and 11. carry out the obligations and responsibilities set out in the job specification agreed by the Board and notified in writing from time - to - time . 2. In the exercise of his duties the Consultant shall comply with all lawful directions of the Board of Directors, all anti - discrimination, sexual harassment and occupational health and safety policies of the Company as well as all relevant legislation . 3. The Consultant shall ensure thathis conduct is at all times in accordance with the highest ethical standards with respect to all business dealings involving the Company . All consultants are required to protect and further the Company's interests and comply at all times with relevant laws, regulations and Company policies and procedures . Without in any way limiting this condition , the Consultant must not : 1. except as necessary for the purposes of discharging his duties, disclose to any third party during the term of this Agreement or after the termination of this Agreement, any Confidential Information relating to the Company's affairs its customers or fellow consultants ; 2. engage or be engaged in any conduct or activity that may harm or adversely affect or potentially conflict with the Company's operations, business or interests ; 3. give or receive any monetary payment, gift benefit, personal favour or gratuity in connection with, any business of the Company, save and except in any case involving items of nominal value and authorised business related expenditure for which prior approval has been obtained by the Consultant from the Company ; or 4. misuse the Company's funds, or assist others to do so. 4. The Company is committed to equal opportunity, personal rights and freedom in all aspects of its operations . All forms of discrimination and harassment are prohibited . All consultants must be mindful of the social ramifications of their actions . It is the Consultant's responsibility to raise with the Board of Directors the question of any activities that may fall into the above categories . The Company will advise the Consultant if the activities are considered to be in conflict with Company interest . 4 Place of work and hours of work 1. The Consultant's normal place of work shall be at his home address or such other place of business of the Company or of any Group Company as the Company requires . 2. Unless prevented by ill health or circumstances beyond his control, the Consultant will devote to the provision of the Duties to be provided hereunder such time as is necessary for the proper performance of those duties . 5 Remuneration, Holiday Leave and Sickness Pay 5 . 1 Following the Commencement Date , the Company shall remunerate the Consultant for his engagement with the Company by allotting such number of ordinary shares in the Company as represents £25,000, at an issue price of 10p per share on I the date of this Agreemen " Fee Shares " . The allotment of the Fee Shares is made on a one off Commenlled [HDU1]: RBt o con finn payment a rran geme n ts fo r the £2S k in sh are s basis with the respect to the upcoming IPO of Rogue Baron on AQUIS and shall be the Consultant's sole remuneration for the performance of the services hereunder. For the avoidance of doubt, this amount shall not reccur annually and the Consultant shall not be entitled to any other recurring annual salary other than via a separate consultants / directors contract. The contract shall expire on the date of the AQUIS listing.

5.2 The Consultant's remuneration as set out at clause 5.1 above shall be reviewed from time to time and the rate of basic salary may be increased by the Company with effect from that date by such amount if any as it shall think fit. The first such review will be carried out not less than 12 months after the Commencement Date

5.3 The Consultant shall be entitled to be paid for 21 days holiday per annum (not including public holidays) pro rata based on their time commitment in fulfilling their duties under this Agreement, and shall be paid for such period notwithstanding that he does not make his time available to the Company during such weeks. Such time shall constitute his annual holiday entitlement and shall accrue pro-rata throughout the Company's holiday year (which runs from January to December each year). The Consultant shall not be entitled to carry forward any unused part of the holiday entitlement to the subsequent holiday years without the approval of the Board.

5.4 If the Consultant is absent from his duties as a result of illness, he shall notify the Board as soon as possible and then keep the Board informed and complete any self-certification forms or provide such other evidence as the Board may require.

5.5 If the Consultant is absent from his duties as a result of illness or injury then where he complies with Clause 5 he shall be entitled to payment of his salary at the full rate for a period of 12 months (whether the absence is intermittent or continuous). Thereafter, unless agreed otherwise by the Board, during any further period or illness during that period, the Consultant shall not be entitled to any further payment by the Company (other than statutory sick pay) until the resumption of duties for a period of 6 full months without further absence through incapacity.

5.6 The remuneration paid under Clause 5.5 shall include any statutory sick pay payable and when this is exhausted shall be reduced by the amount of any social security sickness benefit or other benefits recoverable by the Consultant (whether or not recovered).

5.7 The Company may from time to time appoint any other person to act on the Consultant's behalf in the event that the Consultant cannot perform his duties under this Agreement due to incapacity.

6 Expenses

6.1 The Company shall reimburse to the Consultant all traveling, hotel, telecommunications and other administrative expenses reasonably incurred by him in the proper performance of his duties subject to the production of such receipts or other evidence of actual payment of the expenses as the Company may reasonably require. The Consultant will submit receipts in respect of his mobile phone and office expenses to the Chief Financial Officer on a monthly basis for approval.

6.2 The Consultant will be required to undertake such travel (both domestically and internationally) as the Company may require of in meeting the duties of his position. The Consultant shall be entitled to travel business class on flights to and from, or outside, his home base.

6.3 Where the Company issues a company sponsored credit or charge card to the

Consultant he shall use such card only for expenses reimbursable under Clause 7.1 above, and shall return it to the Company forthwith on the termination of his employment. 7 Confidential lnfomiation 1. Without prejudice to your common law duties, the Consultant shall not, either during the period of this Agreement or at any time after : 1. use any Confidential Information; 2. make or use any Copies; or 3. disclose any Confidential Information to any person, company or other organisation whatsoever . 2. The Consultant shall be responsible for protecting the confidentiality of the Confidential Information and shall : 1. use his best endeavours to prevent the use or communication of any Confidential Information by any person, company or organisation (except in the proper course of his duties, as required by law or as authorised by the Company) ; and 2. inform the Company immediately upon becoming aware, or suspecting, that any such person, company or organisation knows or has used any Confidential Information . 3. All Confidential Information and Copies shall be the property of the Company and on termination or expiry of this Agreement, or at the request of the Company, at any time during the period of this Agreement, the Consultant shall : 1. hand over all Confidential Information or Copies; 7.3,2 irretrievably delete any Confidential Information (including any Copies) stored on any magnetic or optical disk or memory, including personal computer networks, personal email accounts or personal accounts on websites, and all matter derived from such sources which is in your possession or under the Consultant's control outside the Company's premises ; and 7.3.3 provide a signed statement that the Consultant have complied fully with your obligations under Clause 7. 8 Anti - Bribery and Corruption Policy 1. The Consultant hereby warrants and undertakes that he has prior to the date of this Agreement, and shall at all times following the date of this Agreement, conduct himself in a manner consistent with the Organisation for Economic Co - operation and Development ("OECD") Anti - bribery Convention and the United Kingdom Bribery Act 2010 in whatever jurisdiction he shall be working and in compliance with all local, national and international legislation concerning bribery and corruption . The Consultant is subject to the Company's Anti - Corruption and Bribery Policy (as adopted by the Company from time - to - time) copies of which are available on request from the Board . 2. For the avoidance of doubt, acts of corruption or bribery which may not be committed by the Consultant include, without limitation, acts, whether direct or indirect, or whether done personally or by influencing another person, that amount to :

1. the illegal, dishonest, unauthorised, incomplete or biased exercise, carrying out or performance of any powers, duties, or functions arising out of a constitutional, statutory, contractual or any other legal obligation ; 2. the misuse or selling of information or material acquired in the course of the exercise, carrying out or performance of any powers, duties, functions arising out of any constitutional, statutory, contractual or any other legal obligation ; 3. the abuse of a position of authority; 4. a breach of trust; 5. the violation of a legal duty or a set of rules; 6. any unauthorised or improper inducement to do or not to do anything; 7. expediting, delaying, hindering or preventing the performance of an official act; 8. aiding, assisting, or favoring any particular person in the transaction of any business with a public body ; 9. aiding or assisting the granting of any contract or advantage in favour of any person in relation to the transaction of any business with a public body ; or 10. O exerting any improper influence over the decision making of any person performing functions in a public body. The term "public body" means any government or sovereign (or any agency, instrumentality or political subdivision thereof), any department of state or administration in a Federal, state, national or provincial sphere of government or any municipality in the local sphere of government, any functionary or institution when exercising a power or performing a duty or function in terms of the constitution of a state or a government (or political subdivision thereof), or any functionary or institution when exercising a public duty or function in terms of any legislation, statutory instrument, Consultant instrument, regulation, or any order, writ, injunction or decree of any court or governmental authority or agency . 9 Tennination of Agreement Suspension 1. In order to investigate a complaint against the Consultant of misconduct the Company is entitled to suspend the Consultant on full pay for so long as may be necessary to carry out a proper investigation and hold a disciplinary hearing . Pay in lieu of Notice 2. Once notice to terminate has been given by either party in accordance with Clause 2 . 2 , or any other purported termination of this Agreement by either party, the Company reserves the right, exercisable in its absolute discretion, to terminate the Consultant's employment by making a payment in lieu of the notice required by Clause 2 or any unexpired part of such notice . Any payment in lieu of notice shall be satisfied by the allotment in full of the Fee Shares set out in clause 5 . 1 and no further payments shall be required . Immediate dismissal

3. The Company may by notice tenminate this Agreement with immediate effect if the Consultant: 1. commits any act of gross misconduct or repeats or continues (after written warning) any other material breach of his obligations under this Agreement ; 2. fails to comply with the reasonable directions or instructions of the Board; 3. is convicted of any criminal offence (excluding an offence under road traffic legislation in the United Kingdom or elsewhere for which he is not sentenced to any term of imprisonment whether immediate or suspended) ; 4. commits any act of dishonesty whether relating to the Company, any Group Company, any of its or their consultants or otherwise ; 5. becomes bankrupt or makes any arrangement or composition with his creditors generally ; or 6. is guilty of a serious or persistent breach of the requirements, rules or regulations, as amended from time to tlme, of the Companies Act 2006 . 9 Duty of Confidentiality The Consultant acknowledges that the Confidential Information is secret and confidential to the Company and accordingly the Consultant agrees during the period of this Agreement and thereafter that the Confidential Information will not, without the prior written consent of the Company, be disclosed or revealed or otheiwise in any way made available to any person other than those officers and consultants of the Company to whom it is necessary to reveal for the purposes of the Company's business and that the Confidential Information will be kept secret and confidential . 11 General 1. Data Protection 1. The Company will collect, process and store personal data relating to the Consultant . The personal data includes identifiers such as name, address, telephone number, date of birth, gender, ethnic group, qualifications and absence information (including details relating to the Consultant's health e . g . sick notes, medical reports) . In some limited circumstances and for specified purposes the Employer will also collect and process personal data relating to the Consultant's next of kin and/or dependants . 2. The Company collects, processes and stores this personal data for a number of legal, employment and personnel purposes, including : 1. the legal administration of the Consultant's employment contract and relationship with the Company e . g . issuing the Consultant with contracts and payslips ; 2. to communicate with the Consultant in connection with the employment and in some circumstances the Consultant's health (e . g . certification of absences and to obtain medical reports if the Consultant's health is affecting the Consultant's performance ability) ; 3. to enable the Consultant to be paid and receive any benefits to which the Consultant may be contractually entitled ;

4. to enable the Company to monitor the Consultant's performance or conduct, conduct the Consultant's annual appraisal, identify suitable training and development opportunities for the Consultant, and deal with any disciplinary issues or grievances which may arise ; 5. to assist the Company in the operation of the business!, for example, identifying the nature of the workforce and how it is deployed, to inform the development of the Company's policies and procedures, to allow financial modelling and planning, to enable the Company to monitor how those with protected characteristics might be impacted by our policies and procedures ; and/or 6. so that the Company can notify the Consultant's next of kin in the event of the Consultant suffering an injury or illness at work ; and/or 3. In limited circumstances, the Company may need to make the Consultant's personal data available to, and/or will share personal data with : 1. other Group Companies; and 2. those who provide products or services to the Company (such as payroll administrators or insurance providers) . The Company will notify the Consultant in advance if this applies . Otherwise, the Company will not share the Consultant's personal data with third parties without the Consultant's consent (unless the law allows or requires the Copmany to do so) . 2. Policies and Procedures 1. You are required to comply with all lawful directions of the Company in relation to workplace policies and procedures and with the Company's rules, regulations, policies, practices, and procedures which may exist and are varied from time to time . 2. If the Consultant has any grievance relating to this Agreement (other than one relating to a disciplinary decision) he should present such grievance in writing to the Board and if the grievance is not resolved by discussion with him it will be referred to the Board for resolution . 3. Health & Safety The Company aims to achieve the highest standard of safety and occupational health in all of the activities in which it is engaged . The Company believes that the safety and health of all the people associated with its activities is paramount to a successful business . To achieve this, your responsibilities are to comply with relevant Acts, Regulations, Government Standards, Codes of Practice, the Company's Health and Safety Policies and Standards and site specific procedures and rules (as amended from time to time) . 4. Prior agreements This Agreement sets out the entire agreement and understanding of the parties and is in substitution for any previous contracts of employment or for services between the Company or any of its Group Companies and the Consultant (which shall be deemed to have been terminated by mutual consent) . 5. Accrued rights

The expiration or termination of this Agreement however arising shall not operate to affect such of the provisions of this Agreement as are expressed to operate or have effect after then and shall be without prejudice to any accrued rights or remedies of the parties . 6. Exclusion of third party rights No term of this Agreement shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a third party, but this does not affect any right or remedy of a third party which exists or is available apart from under that Act . 7. Governing law and jurisdiction This Agreement and any disputes or claims arising our or in connection with its subject matter or formation (including non - contractual disputes or claims) are governed by and construed in accordance with the law of England . The parties irrevocably agree that the courts of England have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement or its subject matter of formation (including non - contractual disputes and claims) . 8. Notices Any notice to be given by a party under this Agreement must be in writing in the English language and must be given by delivery at or by sending by first class post or other faster postal service, or telex, facsimile transmission or other means of telecommunication in permanent written form (provided the addressee has his or its own facilities for receiving such transmissions) to the last known postal address or relevant telecommunications number of the other party . Where notice is given by sending in a prescribed manner it shall be deemed to have been received when in the ordinary course of the means of transmission it would be received by the addressee . To prove the giving of a notice it shall be sufficient to show it was dispatched . A notice shall have effect from the sooner of its actual or deemed receipt by the addressee . 9. Counterparts This Agreement may be executed in one or more parts which together shall constitute one original document .

IN WITNESS whereof the Consultant and the Company have executed this document as a Deed the day and year first before written. SIGNED by Ryan Dolder and DELIVERED as a DEED in the presence of Witness name: Janon Costley Witness occupation: Beverage Witness address: 1028 Girard St, NE, Washington DC 20017 Signature: SIGNED and DELIVERED as a DEED by ROGUE BARON LTD acting by single director in the presence of Witness name: Witness occupation: Witness address: Signature: